Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated April 10, 2015 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in AVG Technologies N.V.’s Annual Report on Form 20-F for the year ended December 31, 2014. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ R.M. van Tongeren RA

PricewaterhouseCoopers Accountants N.V.

Amsterdam, the Netherlands

August 6, 2015